UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 29, 2018

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the close of business on September 9, 2018, the record date of the Special Meeting, the Company had 340,606,791 shares of Class A and 625 shares Class B-1 common stock, 813 shares of Class B-2 common stock, 1,287 shares of Class B-3 common stock and 413 shares of Class B-4 common stock issued and outstanding. The holders of a total of 279,996,589 shares of Class A and Class B common stock were present at the Special Meeting, either in person or by proxy, which total constituted approximately 80% of the issued and outstanding shares on the record date for the Annual Meeting. Within the total shares present at the Special Meeting, there were present, either in person or by proxy, 423 shares of Class B-1 common stock, which constituted approximately 68% of the issued and outstanding shares, 508 shares of the Class B-2 common stock, which constituted approximately 62% of the issued and outstanding shares and 666 shares of the Class B-3 common stock, which constituted approximately 52% of the issued and outstanding shares.

The results of the proposal are as follows:

Approval of an amendment and restatement of our certificate of incorporation to eliminate all or some of the Class B Election Rights.

Class	Votes For	Against	Abstain
Class A and B, together	266,879,585	3,901,699	215,305
Class B-1	274	144	5
Class B-2	344	157	7
Class B-3	404	257	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc. Registrant

Date: December 5, 2018	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary